SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2008

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Mr. Louis F. Savelli, for reasons of health, has resigned as both Chairman and Chief Executive Officer of the Registrant and Director of LRM Industries, LLC, the Registrant's 50 percent owned joint venture interest. Mr. Savelli's resignations are effective April 17, 2008. Mr. Savelli will remain as a director of the Registrant.

Mr. Paul G. Gillease was elected as Chairman of the Registrant effective April 17, 2008. The Registrant's Board of Directors approved compensation to Mr. Gillease as follows: (1) a monthly salary of $10,000, and (2) granting to Mr. Gillease of an option to purchase up to 500,000 shares of the Registrant's common stock, at an exercise price of $0.43 per share, with one-half of the grant vesting one year from the date of issue and one-half of the grant vesting two years from the date of issue, subject to the Chairman remaining in his capacity with the Registrant's Board of Directors and with the options vesting immediately upon a change of control event involving the Registrant.

Item 7.01 Other Events

On April 21, 2008, the Registrant issued a press release announcing a change in the composition of its Board of Directors.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

Item 9.01       Financial Statements and Exhibits

Exhibit 99.1 - Envirokare Tech, Inc. Announces a Board Membership Change

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 21, 2008

Envirokare Tech, Inc.

Registrant

By:	/s/ George E. Kazantzis

George E. Kazantzis, President, COO and Principal Financial Officer